Exhibit 99.1

Pegasystems Announces Financial Results for Second Quarter and First Six Months of 2011

Q2 GAAP revenue increases 26% to a record $103.5 million,

YTD GAAP diluted EPS increases to $0.18, Non-GAAP YTD diluted EPS increases to $0.41.

CAMBRIDGE, Mass. – August 9, 2011 – Pegasystems Inc. (NASDAQ: PEGA) today announced financial results for the second quarter and six months ended June 30, 2011. GAAP revenue for the second quarter of 2011 increased 26% to $103.5 million compared to the second quarter of 2010. GAAP net income for the second quarter of 2011 was $2.3 million, or $0.06 per diluted share, compared to GAAP net loss of ($8.2) million, or ($0.22) per diluted share, for the second quarter of 2010. Non-GAAP net income for the second quarter of 2011 was $6.3 million, or $0.16 per diluted share, compared to Non-GAAP net income of $3.8 million, or $0.10 per diluted share, for the second quarter of 2010.

SELECTED GAAP & NON-GAAP RESULTS (1)

	Three Months Ended June 30,
	2011	2011	2010	2010
($ in ‘000s)	GAAP	Non-GAAP	GAAP	Non-GAAP
Total revenue	$103,518	$104,708	$82,246	$85,839
Operating income (loss)	$3,234	$9,439	$(9,140)	$8,086
Net income (loss)	$2,273	$6,329	$(8,188)	$3,774
Basic earnings (loss) per share	$0.06	$0.17	$(0.22)	$0.10
Diluted earnings (loss) per share	$0.06	$0.16	$(0.22)	$0.10

	Six Months Ended June 30,
	2011	2011	2010	2010
($ in ‘000s)	GAAP	Non-GAAP	GAAP	Non-GAAP

Total revenue	$205,878	$208,578	$157,330	$160,923
Operating income (loss)	$8,798	$22,397	$(578)	$19,638
Net income (loss)	$7,004	$15,923	$(4,337)	$9,963
Basic earnings (loss) per share	$0.19	$0.43	$(0.12)	$0.27
Diluted earnings (loss) per share	$0.18	$0.41	$(0.12)	$0.27

(1)	See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.

Business Perspective

“We continue to expand Pega’s role with clients, helping them become more customer-centric, eliminate operational silos, and seize opportunities more rapidly,” said Alan Trefler, Founder and CEO of Pegasystems. “At our PegaWORLD conference in June, dozens of customer speakers shared their successes with more than 1,600 attendees. We also announced a significant new release of our core Pega BPM solution at PegaWORLD, featuring increased power and ease of use. This offering is the first BPM solution to seamlessly enable unified predictive decisioning and analytics, empowering organizations to optimize the overall customer experience for revenue growth and retention.”

“The power of Pega BPM is driving increased adoption in new industries and creating major new relationships with the world’s leading Systems Integrators. We continued to increase our portfolio of industry-specific customer service solutions throughout the quarter, which enable our clients and partners to achieve rapid time-to-value while leveraging the agility of our unique Build for Change® technology. We are pleased at the expansive use of Pega BPM by both our new and existing clients, and see that Pega’s ability to improve both customer service and operational efficiency is a winning combination,” concluded Mr. Trefler.

Craig Dynes, Pegasystems’ CFO, added, “The pace of our business continues to increase as the value of license arrangements executed in Q2, 2011 increased compared to Q1, 2011 and was significantly higher compared to Q2, 2010. We are pleased that we exceeded $100 million in quarterly revenue again while also building significant backlog and increasing our pipeline. We’ve had a great start to 2011, and are focused on driving business growth for the rest of the year and 2012.”

Messrs. Trefler and Dynes will host a conference call and live Webcast associated with this announcement at 6:00 p.m. EDT on August 9, 2011. Dial-in information is as follows: 1 (866) 393-1604 (domestic) or 1 (678) 809-1046 (international). To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event’s broadcast and click on the Webcast icon in the Investor Relations section. A replay of the call will also be available on www.pega.com in the Investor Relations section Audio Archives link.

Discussion of Non-GAAP Measures

To supplement financial results presented on a GAAP basis, the Company provides Non-GAAP measures included in this release, including the tables contained herein. Pegasystems’ management utilizes a number of different financial measures, both GAAP and Non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and Non-GAAP basis, and the Non-GAAP annual financial plan is approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses Non-GAAP measures and results in the evaluation process to establish management’s compensation.

The Non-GAAP measures exclude certain business combination accounting entries and expenses related to our acquisition of Chordiant, as well as other significant expenses including stock-based compensation. The Company believes that these Non-GAAP measures are helpful in understanding our past financial performance and our anticipated future results. These Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to Non-GAAP measures is included in the financial schedules at the end of the release.

Forward-Looking Statements

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including those relating to our revenue, net income and earnings per share. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “should”, “target,” “forecast,” “could,” “preliminary,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the mix of perpetual and term licenses and the level of term license renewals, our ability to develop new products and evolve existing ones, the ongoing consolidation in the financial services and healthcare markets, our ability to attract and retain key personnel, reliance on key third party relationships, the potential loss of vendor specific objective evidence for our professional services, and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company’s views as of August 9, 2011. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to August 9, 2011.

About Pegasystems

Pegasystems, the leader in business process management and software for customer centricity, helps organizations enhance customer loyalty, generate new business, and improve productivity. Our patented Build for Change® technology speeds the delivery of critical business solutions by directly capturing business objectives and eliminating manual programming. Pegasystems enables clients to quickly adapt to changing business conditions in order to outperform the competition. For more information, please visit us at www.pega.com.

For Information, contact:

Craig Dynes, Chief Financial Officer

617-866-6020

CDynes@pega.com

All trademarks are the property of their respective owners.

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue:
Software license	$34,645	$28,200	$68,107	$58,543
Maintenance	28,294	20,388	55,742	35,474
Professional services	40,579	33,658	82,029	63,313

Total revenue	103,518	82,246	205,878	157,330

Cost of revenue:
Cost of software license	1,631	1,109	3,305	1,140
Cost of maintenance	3,260	2,715	6,634	4,652
Cost of professional services	35,506	27,436	70,474	51,904

Total cost of revenue (1)	40,397	31,260	80,413	57,696

Gross profit	63,121	50,986	125,465	99,634

Operating expenses:
Selling and marketing	37,208	29,896	71,244	51,789
Research and development	15,696	14,010	30,829	25,636
General and administrative	6,839	6,745	13,971	11,804
Acquisition-related costs	144	3,395	482	4,903
Restructuring costs	—	6,080	141	6,080

Total operating expenses (1)	59,887	60,126	116,667	100,212

Income (loss) from operations	3,234	(9,140)	8,798	(578)
Foreign currency transaction gain (loss)	173	(2,542)	1,189	(5,616)
Interest income, net	91	171	177	736
Other (expense) income, net	(167)	1	(139)	242

Income (loss) before provision (benefit) for income taxes	3,331	(11,510)	10,025	(5,216)
Provision (benefit) for income taxes	1,058	(3,322)	3,021	(879)

Net income (loss)	$2,273	$(8,188)	$7,004	$(4,337)

Net earnings (loss) per share:
Basic	$0.06	$(0.22)	$0.19	$(0.12)

Diluted	$0.06	$(0.22)	$0.18	$(0.12)

Weighted-average number of common shares outstanding:
Basic	37,405	37,054	37,341	36,966
Diluted	38,851	37,054	38,828	36,966
Dividends per share	$0.03	$0.03	$0.06	$0.06

(1) Includes stock-based compensation as follows:
Cost of revenue	$553	$483	$1,350	$881
Operating expenses	$1,312	$1,703	$3,050	$2,751

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

	Three Months Ended
	June 30,
	2011	2010
TOTAL REVENUE - GAAP	$103,518	$82,246

Adjustments	1,190	3,593

TOTAL REVENUE - Non-GAAP	$104,708	$85,839

TOTAL COST OF REVENUE - GAAP	$40,397	$31,260
Amortization of intangible assets (2)	(1,571)	(1,079)
Stock-based compensation	(553)	(483)
Depreciation (3)	(51)	—

Total adjustments	(2,175)	(1,562)

TOTAL COST OF REVENUE - Non-GAAP	$38,222	$29,698

TOTAL OPERATING EXPENSES - GAAP	$59,887	$60,126
Amortization of intangible assets (2)	(1,258)	(893)
Stock-based compensation	(1,312)	(1,703)
Acquisition-related costs	(144)	(3,395)
Restructuring costs	—	(6,080)
Depreciation (3)	(126)	—

Total adjustments	(2,840)	(12,071)

TOTAL OPERATING EXPENSES - Non-GAAP	$57,047	$48,055

INCOME (LOSS) FROM OPERATIONS - GAAP	$3,234	$(9,140)
Revenue adjustments	1,190	3,593
Cost of revenue adjustments	2,175	1,562
Operating expense adjustments	2,840	12,071

Total adjustments	6,205	17,226

INCOME FROM OPERATIONS - Non-GAAP	$9,439	$8,086

OPERATING MARGIN % - GAAP	3.12%	-11.11%
OPERATING MARGIN % - Non-GAAP	9.01%	9.42%

INCOME TAX EFFECTS - GAAP	$1,058	$(3,322)

Adjustments (4)	2,149	5,264

INCOME TAX EFFECTS - Non-GAAP	$3,207	$1,942

NET INCOME (LOSS) - GAAP	$2,273	$(8,188)

Adjustments	4,056	11,962

NET INCOME - Non-GAAP	$6,329	$3,774

NET EARNINGS (LOSS) PER SHARE:
BASIC - GAAP	$0.06	$(0.22)
BASIC - Non-GAAP	$0.17	$0.10

DILUTED - GAAP	$0.06	$(0.22)
DILUTED - Non-GAAP	$0.16	$0.10

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - GAAP
BASIC	37,405	37,054
DILUTED	38,851	37,054

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

	Six Months Ended June 30,
	2011	2010
TOTAL REVENUE - GAAP	$205,878	$157,330

Adjustments	2,700	3,593

TOTAL REVENUE - Non-GAAP	$208,578	$160,923

TOTAL COST OF REVENUE - GAAP	$80,413	$57,696
Amortization of intangible assets (2)	(3,142)	(1,110)
Stock-based compensation	(1,350)	(881)
Depreciation (3)	(51)	—

Total adjustments	(4,543)	(1,991)

TOTAL COST OF REVENUE - Non-GAAP	$75,870	$55,705

TOTAL OPERATING EXPENSES - GAAP	$116,667	$100,212
Amortization of intangible assets (2)	(2,557)	(898)
Stock-based compensation	(3,050)	(2,751)
Acquisition-related costs	(482)	(4,903)
Restructuring costs	(141)	(6,080)
Depreciation (3)	(126)	—

Total adjustments	(6,356)	(14,632)

TOTAL OPERATING EXPENSES - Non-GAAP	$110,311	$85,580

INCOME (LOSS) FROM OPERATIONS - GAAP	$8,798	$(578)
Revenue adjustments	2,700	3,593
Cost of revenue adjustments	4,543	1,991
Operating expense adjustments	6,356	14,632

Total adjustments	13,599	20,216

INCOME FROM OPERATIONS - Non-GAAP	$22,397	$19,638

OPERATING MARGIN % - GAAP	4.27%	-0.37%
OPERATING MARGIN % - Non-GAAP	10.74%	12.20%

INCOME TAX EFFECTS - GAAP	$3,021	$(879)

Adjustments (4)	4,680	5,916

INCOME TAX EFFECTS - Non-GAAP	$7,701	$5,037

NET INCOME (LOSS) - GAAP	$7,004	$(4,337)

Adjustments	8,919	14,300

NET INCOME - Non-GAAP	$15,923	$9,963

NET EARNINGS (LOSS) PER SHARE:
BASIC - GAAP	$0.19	$(0.12)
BASIC - Non-GAAP	$0.43	$0.27

DILUTED - GAAP	$0.18	$(0.12)
DILUTED - Non-GAAP	$0.41	$0.27

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - GAAP
BASIC	37,341	36,966
DILUTED	38,828	36,966

PEGASYSTEMS INC.

FOOTNOTES FOR RECONCILIATON OF

SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)	This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Measures included earlier in this release and below. Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Revenue: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed from Chordiant. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by Chordiant as an independent company. We add back the effect of the deferred revenue fair value adjustment in Non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison with the revenue of peer companies.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets acquired from Chordiant from our Non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our Non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Acquisition-related costs and restructuring costs: We have excluded the effect of acquisition-related costs and restructuring costs from our Non-GAAP operating expenses and net earnings measures. We incurred direct and incremental costs associated with the Chordiant acquisition. These acquisition-related costs were primarily due diligence costs, advisory and legal transaction fees, and valuation and tax consulting fees. We have also incurred restructuring costs related to the integration of the acquisition, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Restructuring costs consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

(2)	Estimated future annual amortization expense related to intangible assets as of June 30, 2011 is as follows:

Remainder of Fiscal 2011	$5,616
Fiscal 2012	11,137
Fiscal 2013	11,095
Fiscal 2014	9,489
Fiscal 2015	8,688
Fiscal 2016 and thereafter	28,960

Total intangible assets subject to amortization	$74,985

(3)	As a result of our entering into a lease arrangement in June 2011 for our new office headquarters in Cambridge, Massachusetts, we expect to cease the use of our current offices in Cambridge, Massachusetts by the second quarter of 2012 and abandon certain leasehold improvements and furniture and fixtures. Accordingly, in June 2011 we revised the remaining useful lives of these fixed assets and recorded an incremental $0.2 million of depreciation expense during the second quarter of 2011 as a result of this change in estimate. We expect to record approximately $0.5 million of additional depreciation expense per quarter through the second quarter of 2012. We believe the incremental depreciation as a result of our moving our headquarters and revising the estimated useful lives of fixed assets to be abandoned is not representative of our ongoing business.

(4)	The GAAP provision for income taxes reflects an effective tax rate of 31.8% and 28.9% in the second quarter of 2011 and 2010, respectively. The Non-GAAP provision for income taxes reflects an effective tax rate of 33.6% and 34% in the second quarter of 2011 and 2010, respectively.

The GAAP provision for income taxes reflects an effective tax rate of 30.1% and 16.9% in the first six months of 2011 and 2010, respectively. The Non-GAAP provision for income taxes reflects an effective tax rate of 32.6% and 33.6% in the first six months of 2011 and 2010, respectively.

The difference between our GAAP and Non-GAAP effective tax rate in the second quarter and first six months of 2011 primarily relates to the impact of the change in the geographic mix of income and the related deduction for domestic production activities. The differences between our GAAP and non-GAAP tax rates in the second quarter and first six months of 2010 were due to the differences in allowable acquisition-related deductions for income tax purposes.

Pegasystems Inc.

Unaudited Condensed Consolidated Balance Sheets

	As of June 30, 2011	As of December 31, 2010
	(in thousands)
Current Assets:
Cash and cash equivalents	$66,983	$71,127
Marketable securities	32,634	16,124

Total cash, cash equivalents, and marketable securities	99,617	87,251
Trade accounts receivable, net	96,499	79,896
Deferred income taxes	4,811	4,770
Income taxes receivable	12,969	9,266
Other current assets	6,302	7,473

Total current assets	220,198	188,656
Property and equipment, net	11,845	11,010
Long-term deferred income taxes	33,868	33,769
Other assets	2,850	2,905
Intangible assets, net	74,985	80,684
Goodwill	20,451	20,451

Total assets	$364,197	$337,475

Current liabilities:
Accounts payable	$5,953	$6,286
Accrued expenses	23,750	24,736
Accrued compensation and related expenses	25,742	27,125
Deferred revenue	76,028	56,903

Total current liabilities	131,473	115,050
Income taxes payable	6,023	5,783
Long-term deferred revenue	17,407	17,751
Other long-term liabilities	2,625	3,221

Total liabilities	157,528	141,805
Stockholders’ equity:	206,669	195,670

Total liabilities and stockholders’ equity	$364,197	$337,475

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
	2011	2010
	(in thousands)
Operating activities:
Net income (loss)	$7,004	$(4,337)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Excess tax benefit from equity awards and deferred income taxes	(4,094)	(5,850)
Depreciation, amortization, and other non-cash items	8,642	4,393
Foreign currency transaction loss	377	4,011
Stock-based compensation expense	4,400	3,632
Change in operating assets and liabilities, and other, net	891	(8,167)

Cash provided by (used in) operating activities	17,220	(6,318)

Cash (used in) provided by investing activities	(20,139)	14,628

Cash used in financing activities	(2,173)	(3,031)

Effect of exchange rate changes on cash and cash equivalents	948	(6,103)

Net decrease in cash and cash equivalents	(4,144)	(824)
Cash and cash equivalents, beginning of period	71,127	63,857

Cash and cash equivalents, end of period	$66,983	$63,033